Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Mahmoud Hashem, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the quarterly report on Form 10-Q/A1 of Zoompass Holdings Inc., Inc. for the period ended March 31, 2018 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Zoompass Holdings, Inc.

By:  /s/ Mahmoud Hashem

Mahmoud Hashem

Chief Executive Officer

(Principal Executive Officer)

Date:  November 20, 2019